UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 20, 2015

STANDARD METALS PROCESSING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Walnut Street, Gadsden, Alabama 35901
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bobby Cooper has been appointed as Chief Executive Officer of Standard Metals Processing, Inc. (the “Company”) effective August 20, 2015.

Mr. Cooper is a seasoned mining industry executive with more than 40 years of diversified multi-site, multi-product mining industry experience.

Mr. Cooper served as President of Kennecott Corporation, a wholly-owned subsidiary of Rio Tinto Group (NYSE:RIO), a leading mining company, from 1993 to 1997. During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America including the operations at the Bingham Canyon Mine in Utah.

Mr. Cooper has also served as Chairman and Director of US Silver, a silver producer located in Wallace, Idaho, as well as Chairman and Director of High Plains Uranium, a uranium exploration and production company.

In addition, Mr. Cooper has served as director and CEO of Platinum Diversified Mining, a Special Purpose Acquisition Company listed on the London AIM, as director and Audit Committee Chair of Western Prospector, a Canadian based uranium company with mining properties in Mongolia, and as director and CEO of Ancash Mining, a private Peruvian poly-metallic project located in the Andes of Peru.

Mr. Cooper holds a Bachelor of Arts degree in Business Administration from Arizona State University and subsequently carried out graduate work in Industrial Technology and Mineral Economics.

There are no familial relationships between Mr. Cooper and any officers or directors or any reportable related-party transactions.

Mr. Cooper’s employment agreement and the press release issued by the Company announcing Mr. Cooper’s appointment are attached as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

10.1	Bobby Cooper’s Employment Agreement

99.1	Press Release issued by Standard Metals Processing, Inc. on August 20, 2015, “Former President and CEO of Kennecott Corporation and Rio Tinto Executive, Bobby Cooper, to lead Standard Metals Processing, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2015	Standard Metals Processing, Inc.

	By:	/s/ Sharon L. Ullman
Sharon L. Ullman
Executive Chairperson